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                                                                  Execution Copy

                 CELLULAR COMMUNICATIONS INTERNATIONAL, INC.



       EURO 235,000,000 9-1/2% Series A Senior Discount Notes due 2005

   $75,000,000 Principal Amount 6% Convertible Subordinated Notes due 2005



                               PURCHASE AGREEMENT

                                 March 11, 1998



                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                          DONALDSON, LUFKIN & JENRETTE
                                  INTERNATIONAL

                      WASSERSTEIN PERELLA SECURITIES, INC.




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       EURO 235,000,000 9-1/2% Series A Senior Discount Notes due 2005

   $75,000,000 Principal Amount 6% Convertible Subordinated Notes due 2005

                                       of

                 CELLULAR COMMUNICATIONS INTERNATIONAL, INC.



                               PURCHASE AGREEMENT



                                                                  March 11, 1998


DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
DONALDSON, LUFKIN & JENRETTE
   INTERNATIONAL
WASSERSTEIN PERELLA SECURITIES, INC.
   c/o Donaldson, Lufkin & Jenrette Securities Corporation
   277 Park Avenue
   New York, New York 10172

Ladies and Gentlemen:

            Cellular Communications International, Inc., a Delaware corporation (the "Company"), proposes to issue and sell (i) to Donaldson, Lufkin & Jenrette Securities Corporation, Donaldson, Lufkin & Jenrette International and Wasserstein Perella Securities, Inc. an aggregate of EURO 235,000,000 in principal amount at maturity of its 9-1/2% Series A Senior Discount Notes due 2005 (the "Series A Discount Notes") to be issued pursuant to the provisions of an indenture (the "Discount Indenture"), to be dated as of the Closing Date (as defined below), between the Company and The Chase Manhattan Bank, as trustee (the "Discount Trustee") and (ii) to Donaldson, Lufkin & Jenrette Securities Corporation and Wasserstein Perella Securities, Inc. an aggregate of $75,000,000 in principal amount of its 6% Convertible Subordinated Notes due 2005 (the "Firm Notes") to be issued pursuant to the provisions of an indenture (the "Convertible Indenture" and, together with the Discount Indenture, the "Indentures"), to be dated as of the Closing Date, between the Company and The Chase Manhattan Bank, as trustee (the "Convertible Trustee"), subject to the terms and conditions set forth herein. The Company also proposes to issue and sell to the Initial Purchasers not more than an additional $11,250,000 principal amount of its 6% Convertible


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Subordinated Notes due 2005 (the "Additional Notes"), if requested by the
Initial Purchasers as provided in Section 2 hereof.

            The Series A Discount Notes and the Series B Discount Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Discount Notes." The Firm Notes and the Additional Notes are herein collectively referred to as the "Convertible Notes" and the Convertible Notes and the Discount Notes are herein collectively referred to as the "Notes." Pursuant to the terms of the Convertible Indenture, the Convertible Notes will be convertible at the option of the holders thereof into shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The Convertible Notes and the Common Stock issuable upon conversion of the Convertible Notes are herein collectively referred to as the "Convertible Securities." The Notes and the Common Stock issuable upon conversion of the Convertible Notes are herein collectively referred to as the "Securities". With respect to the Discount Notes, references to the "Initial Purchasers" shall mean Donaldson, Lufkin & Jenrette Securities Corporation, Donaldson, Lufkin & Jenrette International and Wasserstein Perella Securities, Inc. and with respect to the Convertible Notes, references to the "Initial Purchasers" shall mean Donaldson, Lufkin & Jenrette Securities Corporation and Wasserstein Perella Securities, Inc.

            1. Offering Memoranda. The Series A Discount Notes and the Convertible Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company has prepared a preliminary offering memorandum relating to each of the Series A Discount Notes and the Convertible Notes, each dated February 24, 1998 (the "Preliminary Offering Memoranda") and a final offering memorandum relating to each of the Series A Discount Notes and the Convertible Notes, each dated March 11, 1998 (the "Offering Memoranda").

            Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Discount Indenture and the Convertible Indenture (together, the "Indentures"), the Series A Discount Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) and the Convertible Notes shall bear the following legend:

      "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR


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      OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON
      WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $100,000, AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

            2. Agreements to Sell and Purchase. (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, (i) an aggregate principal amount of EURO 235,000,000 at maturity of Series A Discount Notes set forth opposite its name as set forth on Schedule A hereto at a purchase price equal to 60.581% of the principal amount at maturity thereof (the "Discount Purchase Price") and (ii) the principal amount of Firm Notes set forth opposite its name as set forth on Schedule A hereto at a purchase price equal to 96-3/4% of the principal amount thereof (the "Convertible Purchase Price" and, together with the Discount Purchase Price, the "Purchase Price").

                    (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell the Additional Notes and (ii) the Initial Purchasers shall have a right, but not the obligation, to purchase the Additional Notes from the Company at the Convertible Purchase Price. Additional Notes may be purchased solely for the purpose of covering over-allotments made in connection with the Offering of the Firm Notes. The Initial Purchasers may exercise their right to purchase Additional Notes in whole or in part from time to


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time by giving written notice thereof to the Company at any time within 30 days after the date of this Agreement. Donaldson, Lufkin & Jenrette Securities Corporation shall give any such notice on behalf of the Initial Purchasers and such notice shall specify the aggregate principal amount of Additional Notes to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Notes are to be purchased, each Initial Purchaser, severally and not jointly, agrees to purchase from the Company the principal amount of Additional Notes which bears the same proportion to the total principal amount of Additional Notes to be purchased from the Company as the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule A bears to the total principal amount of Firm Notes.

            3. Terms of Offering. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Series A Discount Notes and the Convertible Notes purchased hereunder on the terms set forth in the Offering Memoranda, as amended or supplemented, solely to
(i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) in connection with the Series A Discount Notes, to non-U.S. persons permitted to purchase the Series A Discount Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers have advised the Company that the Initial Purchasers will make offers pursuant to Regulation S only to QIBs. The Initial Purchasers will offer the Series A Discount Notes and the Convertible Notes to Eligible Purchasers initially at a price equal to 99-3/4% of the principal amount at maturity, in the case of the Series A Discount Notes, and 99-3/4% of the principal amount, in the case of the Convertible Discount Notes. Such prices may be changed at any time without notice.

            Holders (including subsequent transferees) of the Series A Discount Notes and the Convertible Securities will have the registration rights set forth in the Senior Discount Note Registration Rights Agreement and Convertible Subordinated Note Registration Rights Agreement, as applicable, (collectively the "Registration Rights Agreements" and, individually, the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A-1 and A-2 hereto, for so long as the Series A Discount Notes and the Convertible Securities constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreements). Pursuant to the applicable Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's 9-1/2% Series B Senior Discount Notes due 2005 (the "Series B Discount Notes "), to be offered in exchange for the Series A Discount Notes (such offer to exchange being referred to as the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Discount Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Discount Registration Statements") relating to the resale by certain holders of the Series A Discount Notes and to use its best efforts to cause such Discount Registration Statements to be declared and remain effective and usable for the periods specified in the


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respective Registration Rights Agreement and to consummate the Exchange Offer.
In addition, pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission under the circumstances set forth therein a shelf registration statement pursuant to Rule 415 under the Act (the "Convertible Registration Statement" and, together with the Discount Registration Statement, the "Registration Statements.") relating to the resale by certain holders of the Convertible Securities and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the respective Registration Rights Agreement. This Agreement, the Indentures, the Notes, and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

            4. Delivery and Payment.

                  (a) Delivery to the Initial Purchasers of, and payment of the Purchase Price for, the Series A Discount Notes and the Firm Notes shall be made at the offices of Latham & Watkins or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on March 18, 1998 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and the Company in writing. The time and date of such delivery and the payment for the Series A Discount Notes and the Firm Notes are herein called the "Closing Date."

                  (b) Delivery to the Initial Purchasers of, and payment for, any Additional Notes to be purchased by the Initial Purchasers shall be made at the offices of Latham & Watkins at 9:00 a.m. New York City time, on the date specified in the exercise notice given by the Initial Purchasers pursuant to
Section 2(b) hereof or such other time on the same or such other date as the Initial Purchasers and the Company shall agree in writing. The time and date of delivery and payment for any Additional Notes are hereinafter referred to as an "Option Closing Date".

                  (c) One Series A Discount Note in definitive global form, registered in the name of Chase Manhattan Bank London, as common depositary for Euroclear System and Cedel Bank societe anonyme, having an aggregate principal amount at maturity corresponding to the aggregate principal amount of the Series A Discount Notes (the "Global Discount Note"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Discount Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

                  (d) One or more of the Convertible Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount at maturity corresponding to the aggregate principal amount of the Convertible Notes, as appropriate (the "Global Convertible Note") and, together with the Global Discount Note, the "Global Notes"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial


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Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Notes shall be made available to the Initial Purchasers for inspection not later than 9:3- a.m., New York City time, on the business day immediately preceding the Closing Date.

            5. Agreements of the Company. The Company hereby agrees with the Initial Purchasers as follows:

                  (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Discount Notes or Convertible Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memoranda or the Offering Memoranda untrue or that requires any additions to or changes in the Preliminary Offering Memoranda or the Offering Memoranda in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Discount Notes or Convertible Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Discount Notes or Convertible Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memoranda and the Offering Memoranda, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c) hereof. Subject to the Initial Purchasers' compliance with their representations and warranties and agreements set forth in
Section 7 hereof, the Company consents to the use of the Preliminary Offering Memoranda and the Offering Memoranda, any documents incorporated by reference therein, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                  (c) During such period as in the opinion of counsel for the Initial Purchasers an Offering Memoranda is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers and in connection with market-making activities of the Initial Purchasers for so long as any Series A Discount Notes or Convertible Notes are outstanding, (i) not to make any amendment or supplement to the Offering Memoranda of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering


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Memoranda which may be necessary or advisable in connection with such Exempt
Resales or such market-making activities.

                   (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memoranda in order to make the statements therein, in the light of the circumstances when such Offering Memoranda is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement either one or both of the Offering Memoranda to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

                  (e) Prior to the sale of all Series A Discount Notes and Convertible Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Discount Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memoranda, the Offering Memoranda or Exempt Resales, in any jurisdiction in which it is not now so subject.

                  (f) So long as the Notes are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.


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                  (g) For so long as the Notes are outstanding, (i) to use its reasonable efforts to mail and make generally available on a timely basis after the end of each fiscal year to the record holders of the Notes a consolidated financial report of each of Omnitel-Sistemi Radiocellulari Italiani S.p.A. ("Omnitel") and Omnitel Pronto Italia S.p.A. ("OPI" and, together with Omnitel, the "Affiliates" and together with Omnitel, the Company and its subsidiaries, the "Corporations") on a consolidated basis, all such financial reports to include a condensed balance sheet, a condensed statement of income, a condensed statement of cash flows and a condensed statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by each of such Affiliate's independent auditors and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a condensed balance sheet, a condensed statement of operations and a condensed statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                  (h) So long as the Notes are outstanding, to furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Company to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company, and/or its subsidiaries as the Initial Purchasers may reasonably request.

                  (i) So long as any of the Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of Securities in connection with any sale thereof and any prospective purchaser of such Securities from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

                  (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all reasonable expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of the counsel to the Company and accountants of the Company and each of the Affiliates in connection with the sale and delivery of the Series A Discount Notes and the Convertible Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memoranda, the Offering Memoranda and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Series A Discount Notes and the Convertible Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Discount Notes or Convertible Notes, (iv) all reasonable expenses in connection with the registration or qualification of the Series A Discount Notes or


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the Convertible Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and reasonable disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Series A Discount Notes and the Convertible Securities, (vi) all expenses and listing fees in connection with the application for quotation of the Convertible Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System PORTAL ("PORTAL"), (vii) the fees and expenses of the Discount Trustee, the Convertible Trustee and such Trustees' counsel in connection with the Indentures and the Notes, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statements, as set forth in the Convertible Subordinated Note Registration Rights Agreement and/or the Senior Discount Note Registration Rights Agreement, and (xi) and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 5.

                  (k) To use its best efforts to effect the inclusion of the Series A Discount Notes and the Convertible Notes in PORTAL and to maintain the listing of the Series A Discount Notes and the Convertible Notes on PORTAL for so long as the Series A Discount Notes and Convertible Notes are outstanding.

                  (l) To use its best efforts to obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                  (m) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchasers.

                  (n) To use its best efforts to cause the Common Stock issuable upon conversion of the Convertible Notes to be duly included for quotation on the Nasdaq Stock Market's National Market (the "Nasdaq National Market") prior to the Firm Closing Date subject to notice of official issuance. The Company will ensure that such Common Stock remain included for quotation on the Nasdaq National Market or any other national securities exchange following the Firm Closing Date for so long as any shares of Common Stock remain registered under the Exchange Act.

                  (o) The Company shall not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or
(ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the


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ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Initial Purchasers pursuant to this Agreement, for a period of 90 days after the Closing Date without the prior written consent of the Initial Purchasers. Notwithstanding the foregoing, during such period the Company may (i) grant employee and non-employee director stock options, (ii) issue the Convertible Notes, (iii) issue shares of Common Stock in connection with any transaction in which the Company or any subsidiary of the Company acquires directly or indirectly, any additional equity interest in OPI, and (iv) issue shares of Common Stock (a) upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or (b) in connection with any acquisition of a direct or indirect interest in Omnitel Pronto Italia S.p.A. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than with respect to the Convertible Notes) for a period of 90 days after the Closing Date without the prior written consent of the Initial Purchasers.

                  (p) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Discount Notes or the Convertible Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Discount Notes or the Convertible Notes under the Act.

                  (q) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

                  (r) To cause the Exchange Offer to be made in the appropriate form to permit Series B Discount Notes registered pursuant to the Act to be offered in exchange for the Series A Discount Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                  (s) To comply with all of its agreements set forth in the Registration Rights Agreement.

                  (t) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Discount Notes and Convertible Notes.

            6. Representations, Warranties and Agreements of the Company. As of the date hereof, the Company represents and warrants to, and agrees with, the Initial Purchasers that:

                  (a) The Preliminary Offering Memoranda and the Offering Memoranda including documents incorporated by reference therein (the "Incorporated Documents"), do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memoranda that are corrected in the Offering Memoranda (or any supplement or amendment thereto), or statements or omissions from the Preliminary Offering Memoranda or the Offering Memoranda (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memoranda or the Offering Memoranda, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued. The Incorporated Documents, at the time they were or hereafter are filed or last amended, as the case may be, with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

                  (b) Each of the Company and its subsidiaries and, to the knowledge of the Company, the Affiliates, has been duly incorporated or organized, as applicable, is validly existing in good standing under the laws of its jurisdiction of incorporation or organization, as applicable, and has the corporate power and authority to carry on its business as described in the Preliminary Offering Memoranda and the Offering Memoranda and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries and the Affiliates, taken as a whole, or draw into question the validity of this Agreement or the Operative Documents (a "Material Adverse Effect").

                  (c) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

                  (d) The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien"). No subsidiary listed on Schedule B hereto has (i) contributed in the last three fiscal years or in the nine months ended September 30, 1997 greater than 5% of the Company's revenues, EBITDA (as defined in the Offering Memoranda) or net income or (ii) at any of the last two fiscal years or the nine months ended September 30, 1997, constituted greater than 5% of the total assets of the Company.

                  (e) To the knowledge of the Company, all of the issued and outstanding shares of capital stock of, or other ownership interests in, each of OPI and Omnitel have been duly authorized and validly issued and, to the extent disclosed in the Offering Memoranda, are owned directly or indirectly, by the Company.

                  (f) Each of the Omnitel Agreement (as defined in the Offering Memoranda) and the OPI Agreement (as defined in the Offering Memoranda) conforms in all material respect to the description thereof contained in the Offering Memoranda

                  (g) Each of the Company and its subsidiaries and, to the knowledge of the Company, the Affiliates has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by such Corporation which is material to its business, in each case free and clear of all Liens and defects, except such as are described in the Offering Memoranda or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by such Corporation; and any real property and buildings held under lease by such Corporation are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by such Corporation, in each case except as described in the Offering Memoranda.

                  (h) This Agreement has been duly authorized, executed and delivered by the Company.

                  (i) The Indentures have been duly authorized by the Company and, on the Closing Date, will have been validly executed and delivered by the Company. When the Indentures have been duly executed and delivered by the Company, the Indentures will be valid and binding agreements of the Company, enforceable against the Company in accordance with its terms (assuming due authorization, execution and delivery by each respective Trustee) except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies (regardless of whether enforcement is considered in a proceeding at law or in equity) may be limited by equitable principles of general applicability. On the Closing Date, the Indentures will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                  (j) The Series A Discount Notes and the Convertible Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Series A Discount Notes and the Convertible Notes have been issued, executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Discount Notes and the Convertible Notes will be entitled to the benefits of the applicable Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereinafter in effect affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies (regardless of whether enforcement is considered in a proceeding at law or in equity) may be limited by equitable principles of general applicability. On the Closing Date, the

Series A Discount Notes and the Convertible Notes will conform as to legal matters to the description thereof contained in the Offering Memoranda.

                  (k) The Convertible Notes are convertible into Common Stock in accordance with the terms of the Convertible Indenture; the shares of Common Stock initially issuable upon conversion of the Convertible Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable, will conform to the description thereof contained in the applicable Offering Memorandum and will be duly authorized for listing on the Nasdaq National Market, subject to notice of official issuance; the Company has the authorized and outstanding capital stock as set forth in the Offering Memoranda; and the stockholders of the Company or other holders of the Company's securities have no pre-emptive or similar rights with respect to the Convertible Notes or the Common Stock issuable upon the Convertible Notes.

                  (l) On the Closing Date, the Series B Discount Notes will have been duly authorized by the Company. When the Series B Discount Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Discount Indenture, the Series B Discount Notes will be entitled to the benefits of the Discount Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereinafter in effect affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies (regardless of whether enforcement is considered in a proceeding at law or in equity) may be limited by equitable principles of general applicability.

                  (m) Each of the Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When each of the Registration Rights Agreement has been duly executed and delivered in accordance with its terms, and (assuming due authorization, execution, and delivery by you), the Registration Rights Agreements will be valid and binding agreements of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereinafter in effect affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies (regardless of whether enforcement is considered in a proceeding at law or in equity) may be limited by equitable principles of general applicability. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memoranda.

                  (n) Each of the Company and its subsidiaries and, to the knowledge of the Company, the Affiliates is not in violation of its respective charter, by-laws or other organizational documents or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to such Corporation, taken as a whole, to which it is a party or by which such Company or its property is bound.

                  (o) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company, compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization except, in the case of clause (i), (iii), (iv) or (v), for any breach, default, violation, conflict, lien, termination, suspension or revocation that would not have a Material Adverse Effect.

                  (p) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries or, to the knowledge of the Company, the Affiliates is or could be a party or to which any of such Corporation's property is or could be subject, which could reasonably be expected to have, singly or in the aggregate, in a Material Adverse Effect.

                  (q) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, the Affiliates, has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

                  (r) Each of the Company and its subsidiaries and, to the knowledge of the Company, the Affiliates is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which such Corporation is engaged.

                  (s) To the knowledge of the Company, after due inquiry, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any

Authorization (as defined), any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                  (t) Each of the Company and its subsidiaries and, to the knowledge of the Company, the Affiliates has such foreign, federal, state or local permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, any Authorizations required by the Federal Communications Commission, the Federal Aviation Administration or the Italian Ministry of Posts and Communications, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Corporations is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to such Corporation; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                  (u) Except as disclosed in the Offering Memoranda, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which would be required by the Act to be described in the Offering Memoranda if the Offering Memoranda were a prospectus included in a registration statement on Form S-1 filed with the Commission.

                  (v) Each of Company and its subsidiaries and, to the knowledge of the Company, the Affiliates maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (w) The accountants, Ernst & Young LLP, that have certified the financial statements and supporting schedules thereto of the Company and its subsidiaries included in the Preliminary Offering Memoranda and the Offering Memoranda are independent public accountants with respect to the Company and its subsidiaries, as required by the Act and the Exchange Act. The accountants, Coopers & Lybrand S.p.A., that have certified the financial statements and supporting schedules thereto of the

Affiliates included in the Preliminary Memoranda and the Offering Memoranda are, to the knowledge of the Company, independent public accountants with respect to the Affiliates. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memoranda and the Offering Memoranda comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

                  (x) The historical financial statements, together with related schedules and notes forming part of the Offering Memoranda (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company, its subsidiaries and, to the knowledge of the Company, the Affiliates on the basis stated in the Offering Memoranda at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memoranda (and any amendment or supplement thereto), are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Corporations.

                  (y) All material tax returns required to be filed by each of the Company and its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by such Corporation have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  (z) The Company is not and, after giving effect to the offering and sale of the Series A Discount Notes and the Convertible Notes and the application of the net proceeds thereof as described in the Offering Memoranda, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                  (aa) There are no contracts, agreements or understandings, other than those pursuant to the Operative Documents, between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any Registration Statement.

                  (bb) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Discount Notes and the Convertible Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R.
Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                  (cc) To the knowledge of the Company, after due inquiry, no action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the

Operative Documents, the issuance of the Series A Discount Notes or the Convertible Notes, or suspends the sale of the Series A Discount Notes or the Convertible Notes in any jurisdiction referred to in Section 5(e); and, to the knowledge of the Company, after due inquiry, no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company which would prevent or suspend the issuance or sale of the Series A Discount Notes or the Convertible Notes in any jurisdiction referred to in Section 5(e).

                  (dd) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company, any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

                  (ee) All indebtedness of the Company that will be repaid with the proceeds of the issuance and sale of the Series A Discount Notes and the Convertible Notes was incurred, and the indebtedness represented by the Series A Discount Notes and the Convertible Notes is being incurred, for proper purposes and in good faith and the Company was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Discount Notes and the Convertible Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Discount Notes and the Convertible Notes) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Discount Notes and the Convertible Notes and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Discount Notes and the Convertible Notes) sufficient capital for carrying on its business and was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Discount Notes and the Convertible Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Discount Notes and the Convertible Notes) able to pay their respective debts as they mature.

                  (ff) Since the respective dates as of which information is given in the Offering Memoranda other than as set forth in the Offering Memoranda (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries and to the knowledge of the Company, the Affiliates, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries or to the knowledge of the Company, the Affiliates, and (iii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of the Affiliates has incurred any material liability or obligation, direct or contingent.

                  (gg) The Securities are eligible for resale pursuant to Rule 144A and when the Series A Discount Notes and the Convertible Notes are issued and delivered pursuant to this Agreement, neither the Series A Discount Notes nor the Convertible Notes will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

                  (hh) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, or any of their respective representatives (other than the Initial Purchaser, as to whom the Company makes no representation) in connection with the offer and sale of the Series A Discount Notes and the Convertible Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Discount Notes and the Convertible Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (ii) Prior to the effectiveness of any Registration Statement, the Indentures are not required to be qualified under the Trust Indenture Act of 1939, as amended.

                  (jj) The Company and its respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

                  (kk) Neither of the Company, nor any of its respective affiliates or any person acting on its behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Series A Discount Notes or the Convertible Notes.

                  (ll) No registration under the Act of the Series A Discount Notes or the Convertible Notes is required for the sale of the Series A Discount Notes and the Convertible Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

                  (mm) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

            The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

            7. Initial Purchasers' Representations and Warranties. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company:

                  (a) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Discount Notes and the Convertible Notes.

                  (b) Such Initial Purchaser (A) is not acquiring the Series A Discount Notes or the Convertible Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Discount Notes or the Convertible Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Discount Notes and the Convertible Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, and (y) in offshore transactions in reliance upon Regulation S under the Act.

                  (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Discount Notes or the Convertible Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Discount Notes and Convertible Notes only from, and will offer to sell the Series A Discount Notes and the Convertible Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Series A Discount Notes and the Convertible Notes only to, and will solicit offers to buy the Series A Discount Notes and the Convertible Notes only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, and (B) Regulation S Purchasers, in each case, that agree that (x) the Series A Discount Notes and the Convertible Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Discount Notes and the Convertible Notes, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Series A

Note or Convertible Notes (the form of which can be obtained from the Discount Trustee or the Convertible Trustee, as applicable) and, if such transfer is in respect of an aggregate principal amount of Series A Discount Notes or Convertible Notes less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series A Discount Notes or the Convertible Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

                  (e) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Discount Notes or the Convertible Notes.

                  (f) The Series A Discount Notes and the Convertible Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                  (g) Each Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Discount Notes or the Convertible Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Discount Notes and the Convertible Notes pursuant hereto and the Closing Date or the Option Closing Date, as the case may be, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Discount Notes or the Convertible Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to either the Discount Notes or the Convertible Notes, except such advertisements as are permitted by and include the statements required by Regulation S.

                  (h) Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Discount Notes or the Convertible Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(2) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                         "The Discount Notes and the Convertible Notes covered
            hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or
            (ii) otherwise until 40 days after the later of the commencement of the Offering and Closing Date or the Option Closing Date, as the case may be, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Discount Notes or the Convertible Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

                  (i) The sale of the Series A Discount Notes and the Convertible Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                  (j) Such Initial Purchaser further represents and agrees that
(1) it has not offered or sold and will not offer or sell any Series A Notes or Convertible Notes to persons in the United Kingdom prior to the expiration of the period of six months from the Closing Date, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Series A Notes and Convertible Notes in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Series A Notes or the Convertible Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

                  (k) Such Initial Purchaser agrees that it will not offer, sell or deliver any of the Series A Notes or the Convertible Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Series A Notes or the Convertible Notes in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

                  Such Initial Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to
Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and such Initial Purchaser hereby consents to such reliance.

            8. Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers, partners, employees and each person, if any, who is an affiliate of such Initial Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and each of its directors, officers, partners and employees from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memoranda (or any amendment or supplement thereto), the Preliminary Offering Memoranda or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Series A Discount Notes or Convertible Securities pursuant to
Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except untrue statements made in or omission from the Preliminary Offering Memoranda (or any supplement or amendment thereto) that are corrected in the Offering Memoranda (or any supplement or amendment thereto) insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers furnished in writing to the Company by such Initial Purchaser; provided, that the foregoing indemnity agreement with respect to any Preliminary Offering Memoranda shall not inure to the benefit of any Initial Purchaser who failed to deliver an Offering Memoranda (as then amended or supplemented, provided by the Company to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memoranda, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Offering Memoranda.

                  (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, and its directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to the Initial Purchasers but only with reference to information relating to the Initial Purchasers furnished in writing to the Company by the Initial Purchasers expressly for use in the Preliminary Offering Memoranda or the Offering Memoranda.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than 45 business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request and such indemnifying party shall have received notice of the terms of the settlement at least 30 days prior to such settlement being entered into, provided, however, an indemnifying party shall be entitled to withhold any disputed portion of a reimbursement in respect of a settlement effected without its written consent, pending resolution of a dispute regarding the request if such indemnifying party
(i) reimburses such indemnified party in accordance with such request to the extent it considers in good faith such request to be reasonable and (ii) provides written notice detailing with reasonable specificity to the indemnified party why the unpaid balance is unreasonable. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent the indemnification provided for in this
Section 8 is determined by a court of competent jurisdiction to be unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein or insufficient to hold it harmless, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each Initial Purchaser on the other hand from the offering of the Series A Discount Notes and the Convertible Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and each Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Discount Notes and the Convertible Securities (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by each Initial Purchaser bears to the total price to investors of the Series A Discount Notes and the Convertible Securities, in each case as set forth in the table on the cover page of the Offering Memoranda. The relative fault of the Company, on the one hand, and each Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or such Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Notes purchased by each of the Initial Purchasers hereunder, and not joint.

                  (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            9. Conditions of Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase the Series A Discount Notes and the Firm Notes under this Agreement and the Additional Notes, if any, on any Option Closing Date are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on Closing Date, and on each Option Closing Date, if any, with the same force and effect as if made on and as of the Closing Date, or on each Option Closing Date, if any.

                  (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given to the Company of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

                  (c) Since the respective dates as of which information is given in the Offering Memoranda, other than as set forth in the Offering Memoranda (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries and the Affiliates, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries or the Affiliates and (iii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, the Affiliates shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your reasonable judgment, makes it impracticable to market the Series A Discount Notes or the Convertible Notes on the terms and in the manner contemplated in the Offering Memoranda.

                  (d) You shall have received on the Closing Date a certificate dated the Closing Date, and on an Option Closing Date, if any, dated such Option Closing Date, signed by the President and the Chief Financial Officer of the Company, confirming the matters set forth in Sections 6(ff), 9(a) and 9(b) and stating that the Company has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date or Option Closing Date, as the case may be.

                  (e) You shall have received on the Closing Date and each Option Closing Date, if any, an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date or such Option Closing Date, as the case may be, of Richard J. Lubasch, Senior Vice President and General Counsel of the Company and its subsidiaries, to the effect that:

                        (i) each of the Company and its subsidiaries is duly
                  qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                        (ii) all the outstanding shares of capital stock of the
                  Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                        (iii) all of the outstanding shares of capital stock of
                  each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and all or a majority of the outstanding shares of capital stock of, or other ownership interest in, each of the Company's subsidiaries are owned by the Company, free and clear of any Lien;

                        (iv) the Company has the authorized and outstanding
                  capital stock as set forth in the Offering Memoranda;

                        (v) the execution, delivery and performance of this
                  Agreement and the other Operative Documents by the Company, the compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) violate any provision of the charter or by-laws of the Company or any of its subsidiaries,
                  (ii) constitute a breach of or default under any of the terms of any indenture, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries are bound, (iii) violate or conflict with any rule, statute or regulation of the United States, the State of New York or the State of Delaware or any judgment, order or decree applicable to the Company or any of its Subsidiaries of any court or any governmental body or agency of the United States or the States of Delaware or New York having jurisdiction over the Company or any of its subsidiaries;

                        (vi) to the best of his knowledge after due inquiry,
                  neither the Company nor any of its subsidiaries has violated the provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect, except that no opinion need be given with respect to the books and records of the Company and its subsidiaries or their accounting controls and other matters referred to in Section 13(b) of the Securities Exchange Act of 1934;

                        (vii) no consent, approval, authorization or order of
                  any Delaware, New York or United States federal court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as may be required under the Blue Sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Underwriter (as to which counsel need express no opinion) and such other approvals (specified in such opinion) as have been obtained ;

                        (viii) there are no contracts, agreements or
                  understandings, other than as further described in the Offering Memoranda between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any Registration Statement;

                        (ix) neither the Company nor any of the subsidiaries is
                  now, nor immediately after the sale of the Securities to be sold by it will be, (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a holding company, or an "affiliate", thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

            In addition, Richard J. Lubasch shall state that he has participated in discussions with officers and other representatives of the Company, representatives of the independent public accountants for the Company and you in which the contents of the Offering Memoranda and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memoranda or any documents incorporated by reference in the Offering Memoranda and has not made any independent verification thereof (except to the extent specified in paragraph (iv) above), no fact has come to the attention of such counsel that leads him to believe that the Offering Memoranda, as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel is not commenting as to the financial statements, schedules and other financial data included in, or omitted from, or referred to in the Offering Memoranda).

            The opinion of such counsel described in Section 9(e) above shall be rendered to you at the request of the Company and shall so state therein.

                  (f) You shall have received on the Closing Date and each Option Closing Date, if any, an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date or such Option Closing Date, as the case may be, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, to the effect that:

                        (i) the Company has been duly incorporated, is validly
                  existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business and to own, lease and operate its properties in each case as described in the Offering Memoranda;

                        (ii) the Series A Discount Notes and the Convertible
                  Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except to the extent (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally, (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (3) requirements that a claim with respect to any Discount Notes (or a judgment denominated other than in U.S. dollars in respect of such a claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (4) governmental authority to limit, delay or prohibit the making of, payments of in a foreign currency, currency units or composite currencies, outside the United States and (b) the waivers contained in Section 4.9 of the Convertible Indenture and Section 4.06 of the Discount Indenture may be deemed unenforceable;

                        (iii) the Indentures have been duly authorized, executed
                  and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except to the extent
                  (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (3) requirements that a claim with respect to any Discount Notes (or a judgment denominated other than in U.S. dollars in respect of such a claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (4) governmental authority to limit, delay or prohibit the making of, payments of in a foreign currency, currency units or composite currencies, outside the United States and (b) the waivers contained in

                  Section 4.06 of the Convertible Indenture and Section 4.9 of the Discount Indenture may be deemed unenforceable;

                        (iv) this Agreement has been duly authorized, executed
                  and delivered by the Company;

                        (v) each of the Senior Discount Note Registration Rights
                  Agreement and Convertible Subordinated Note Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent (1) enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally,
                  (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (3) requirements that a claim with respect to any Discount Notes (or a judgment denominated other than in U.S. dollars in respect of such a claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (4) governmental authority to limit, delay or prohibit the making of, payments of in a foreign currency, currency units or composite currencies, outside the United States and (5) rights to indemnification and contribution may be limited by United States federal or state laws or the policies under such laws;

                        (vi) the Series B Senior Notes have been duly authorized
                  by the Company;

                        (vii) the Indentures and the Securities conform in all
                  material respects to the descriptions thereof contained in the Offering Memoranda and the statements under the caption "Taxation" in the Offering Memoranda, insofar as they purport to constitute statements of law or legal conclusions, have been reviewed by us and fairly present information disclosed therein in all material respects;

                        (viii) assuming the accuracy of the representations made
                  by the Company, based on such counsel's analysis of representations made to them by the Company regarding the Company's historical development, the activities of the Company's employees, the Company's assets and investment activities, the Company's sources of revenues and the Company's public statements regarding the Company's business and all such other matters which such counsel has deemed relevant for purposes of rendering such opinion, such counsel is of the opinion that the Company is not subject to registration as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                        (ix) the shares of Common Stock initially issuable upon
                  conversion of the Convertible Notes have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, in accordance with the terms of the Convertible Indenture, will be validly issued, fully paid and nonassessable; the Common Stock of the Company conforms in all material respects to the description thereof contained in the applicable Offering Memorandum regarding the Convertible Notes;

                        (x) the stockholders of the Company or other holders of
                  the Company's securities have no pre-emptive or similar rights arising under the Company's Certificate of Incorporation, By-laws or the Delaware General Corporation Law with respect to the Convertible Notes or the Common Stock issuable upon conversion of the Convertible Notes;

                        (xi) the execution and delivery by the Company of the
                  Indentures, this Agreement and each of the Registration Rights Agreements and the consummation by the Company of the transactions contemplated under each of the Indentures, this Agreement and each of the Registration Rights Agreements, each in accordance with its terms do not (a) (i) conflict any provision of the Certificate of Incorporation or by-laws of the Company or (ii) constitute a breach of or default under any of the terms of any indenture or other agreement governed by the laws of the State of New York or the Delaware General Corporation Law (the "DGCL") to which the Company is a party or bound which is listed as an exhibit to the Company's most recent Form 10-K (except that such counsel need not express an opinion as to any covenant, restriction or provision of any such agreement with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company) or (iii) result in the violation of the DGCL or of any statute, rule or regulation (collectively, the "Requirements of Law") of the United States, the State of New York or the State of Delaware or any judgment, order or decree know to such counsel to be applicable to the Company or of any court, regulatory body, administrative agency, governmental body or arbitrator (collectively, the "Orders") of the United States or the States of Delaware or New York having jurisdiction over the Company; provided, however, that such counsel's opinion expressed in this paragraph may be based on such counsel's review of those Requirements of Law which, in such counsel's experience, are normally applicable to transactions of the type provided for in this Agreement, but without having made any special investigation concerning any other Requirements of Law, and those Orders specifically identified to such counsel by the Company as being Orders to which it is subject; provided, however, that such counsel need express no opinion with respect to (x) the adequacy of disclosure for federal securities law purposes or the fairness, completeness, correctness or accuracy of the statements contained in the Offering Memoranda or the documents incorporated by reference therein, which matters shall be addressed in paragraph following paragraph (xiii) below, or (y) any state securities or Blue Sky laws;

                        (xii) assuming that (i) each Initial Purchaser is a QIB,
                  or a Regulation S Purchaser, (ii) the accuracy of the representations and warranties of the Company set forth in
                  Section 6 of this Agreement and of the Initial Purchasers set forth in Section 7 of this Agreement, (iii) the due performance by the Company of the covenants and agreements set forth in Section 5 of this Agreement, and (iv) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memoranda, the offer sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memoranda do not require registration under the Securities Act of 1933 and the Indentures do not require qualification under the TIA, it being understood that we express no opinion as to any subsequent resale of any of the Notes.

            In addition, Skadden, Arps, Slate, Meagher & Flom LLP shall state that it has participated in discussions with others and other representatives of the Company, representatives of the independent public accountants for the Company and you in which the contents of the Offering Memoranda and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memoranda or any documents incorporated by reference in the Offering Memoranda and has not made any independent verification thereof (except to the extent specified in paragraph (vii) above), no fact has come to the attention of such counsel that leads it to believe that the Offering Memoranda or any documents incorporated by reference in the Offering Memoranda, as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to, and need not comment on, the financial statements, schedules or other financial data included in, omitted from or referred to in the Offering Memoranda.

                  (g) You shall have received on the Closing Date and each Option Closing Date, if any, an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date or such Option Closing Date, as the case may be, of Pavia Ansaldo e Verusio, Italian counsel for the Company.

                  (h) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

                  (i) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from each of Ernst & Young LLP and Coopers & Lybrand, S.a.S., independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                  (j) The Convertible Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

                  (k) The Initial Purchasers shall have received a counterpart, conformed as executed, of each of the Indenture which shall have been entered into by the Company, and the Discount Trustee or the Convertible Trustee, as applicable.

                  (l) The Company shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

                  (m) The tender offer for the Company's 13 1/4% Senior Discount Notes due 2000 shall have been consummated and evidence as to such, satisfactory to the Initial Purchasers and their counsel, shall have been delivered to the Initial Purchasers.

                  (n) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company, at or prior to the Closing Date.

            10. Agreement Among Initial Purchasers. Each of the Initial Purchasers agrees, by execution of this Agreement, that the IPMA Agreement Among Managers Version I (New York Law Version) (the "IPMA Agreement") shall be applicable to the relationship among such Initial Purchasers in connection with the issuance of the Discount Notes and, except as expressly specified in this Agreement, the IPMA Recommendations shall not apply. In the event that the terms of the IPMA Agreement are inconsistent with the terms of this Agreement, the provisions of this Agreement shall apply. Donaldson, Lufkin & Jenrette International and Donaldson, Lufkin & Jenrette Securities Corporation are, together, the "Lead Manager" for purposes of the IPMA Agreement; provided, however, that for the purposes of Section 5 (Stabilisation) of the IPMA Agreement, Donaldson, Lufkin & Jenrette International is the "Lead Manager."

            11. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

            This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Series A Discount Notes on the terms and in the manner contemplated in the Offering Memorandum,

(ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your judgment materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your judgment has a Material Adverse Effect on the financial markets in the United States.

            12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Cellular Communications International, Inc., 110 East 59th St., New York, New York 10022,
ATTN: Chief Financial Officer and (ii) if to the Initial Purchasers, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department or Wasserstein Perella Securities, Inc, 31 West 52nd Street, New York, NY 10019, Attention: General Counsel, as applicable, or in any case to such other address as the person to be notified may have requested in writing.

            The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers, directors, partners and employees of the Initial Purchasers or any affiliate of the Initial Purchasers, the Company, the officers or directors of the Company,
(ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.

            If for any reason either of the Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company, jointly and severally, agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse each of the Initial Purchasers and its officers, directors, partners, employees, representatives, agents and each person, if any, who is an affiliate of such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

            Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, each of the Initial Purchasers, such Initial Purchaser's directors and officers, any affiliates referred to herein, the directors of the Company and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Initial Purchasers merely because of such purchase.

            This Agreement shall be governed and construed in accordance with the laws of the State of New York.

            This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

            Please confirm that the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers.



                            [SIGNATURE PAGES FOLLOW]

                        Very truly yours,

                        CELLULAR COMMUNICATIONS INTERNATIONAL, INC.



                        By:/s/ Richard J. Lubasch
                           -------------------------
                           Name: RICHARD J. LUBASCH
                           Title: SENIOR VICE PRESIDENT & GENERAL COUNSEL

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

By: /s/ Curtis Dickinson
    ------------------------
    Name:  CURTIS DICKINSON
    Title: VICE PRESIDENT




DONALDSON, LUFKIN & JENRETTE INTERNATIONAL



By: /s/ Po Masmejean
    ------------------------
    Name:  Po Masmejean
    Title: Managing Director



WASSERSTEIN PERELLA SECURITIES, INC.


By:
    ------------------------
    Name:
    Title:

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

By:
    ------------------------
    Name:
    Title:




DONALDSON, LUFKIN & JENRETTE INTERNATIONAL



By:
    ------------------------
    Name:
    Title:



WASSERSTEIN PERELLA SECURITIES, INC.


By: /s/ James C. Kingsbery
    ------------------------
    Name:   JAMES C. KINGSBERY
    Title:  VICE PRESIDENT

                                   SCHEDULE A

Principal Amount at maturity of Discount Notes
                                                ---------------------------

Initial Purchasers:
                                              ---------------------------

Donaldson, Lufkin & Jenrette
     International(1)............             EURO 199,750,000

Wasserstein Perella Securities, Inc           EURO  35,250,000
                                                   -----------
          Total..................             EURO 235,000,000
                                                   ===========




Principal Amount of Firm Notes

Initial Purchasers:

Donaldson, Lufkin & Jenrette
     Securities Corporation                   $  63,750,000

Wasserstein Perella Securities, Inc.          $  11,250,000
                                                 ----------

         Total                                $  75,000,000
                                                 ==========

(1) Sales made within the United States and Canada may be made through affiliates of Donaldson, Lufkin & Jenrette International.

                                   SCHEDULE B

                                  Subsidiaries

CCIL Haiti, Inc.

CCIL Mauritius, Inc.

                                   EXHIBIT A-1

          Form of Senior Discount Note Registration Rights Agreement

                                   EXHIBIT A-2

     Form of Convertible Subordinated Note Registration Rights Agreement